EXHIBIT 10.1



November 1, 1999

Mariner Mortgage Management, L.L.C.
65 East 55th Street
New York, New York  10022

Dear Sirs:

          The undersigned (the "Company") hereby engages Mariner Mortgage Management, L.L.C. ("Mariner") as an investment adviser to perform services on the terms and conditions set forth below.

          1. DUTIES. (a) Under the ultimate supervision of the Company's Board of Directors (the "Board"), Mariner (i) shall manage the Company's investments according to the strategies and restrictions set forth from time to time by the Board, including those set forth in any current filing of the Company made pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), upon which Mariner shall rely unless instructed in writing by the Board to the contrary, and in furtherance of such general grant of authority, Mariner shall have full discretion and authority, without obtaining the Company's prior approval, to manage the investment and reinvestment of the assets of the Company and to effect transactions on behalf of the Company, including purchasing and making commitments to purchase and selling and making commitments to sell securities on behalf of the Company and arranging financing for the Company in such manner as Mariner considers appropriate, consistent with such written instructions of the Board; (ii) shall use its reasonable best efforts to prepare all documentation, under the supervision of the Company and for approval by the Company, to effect all filings that comply in form with the 1933 Act and the 1934 Act; and (iii) without limiting the foregoing and notwithstanding anything to the contrary in this Agreement, Mariner shall have no duty to conduct any investigation with respect to acts or omissions of the Company or any current or prior advisor or manager to the Company or any of its current or prior affiliates, officers and employees, or with respect to the Company's assets, occurring prior to the date of this Agreement and shall not have any responsibility to recommend or take remedial action with respect to any such acts or omissions that may be warranted. In performing its duties under this Agreement, Mariner shall not be liable for any actions by the Company or strategies or instructions made by the Company that are inconsistent with, or contrary to, Mariner's actions, advice, recommendations, suggestions or other communications; provided, however, if Mariner objects to a strategy or instruction of the Company, it shall notify the Company promptly and explain in writing the basis for such objection.

          (b) The Company understands that Mariner, from time to time, will purchase and sell securities of the type in which the Company may invest for the accounts of others for whom it may provide investment advisory or other services (collectively, "Managed Accounts"). The Company understands that when Mariner determines that it would be appropriate for the Company and one or more Managed Accounts to participate in an investment opportunity, Mariner will seek to execute orders for the Company and for such Managed Accounts on an equitable basis. In such situations, Mariner may place orders for the Company and each Managed Account simultaneously, and if all such orders are not filled at the same price, Mariner may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all Managed Accounts. If all such orders cannot be fully executed under prevailing market conditions, Mariner may allocate the securities traded among the Company and the Managed Accounts in a manner which it considers equitable, taking into account the size of the order placed for the Company and each such Managed Account, as well as any other factors which it deems relevant.

          (c) Nothing in this Agreement shall prevent Mariner or any of its affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity.

          (d) Mariner shall select brokers, dealers, banks and intermediaries to effect transactions for the Company, and may agree to such commissions, fees and other charges on behalf of the Company as Mariner shall deem reasonable under the circumstances taking into account all such factors it deems relevant. All brokerage commissions and related transaction costs for transactions on behalf of the Company will be borne by the Company. Mariner agrees to select brokers and dealers on the basis of obtaining the best overall terms available, which Mariner shall evaluate based on a variety of factors, including the ability to achieve prompt and reliable executions at favorable prices; the operational efficiency with which transactions are effected; the financial strength, integrity and stability of the broker; the quality, comprehensiveness and frequency of available research and related services considered to be of value; and the competitiveness of commissions and similar charges compared to other brokers satisfying Mariner's other selection criteria. Research and related services furnished by brokers to Mariner may be used for the benefit of clients other than the Company and may include: written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts, statistics, tax matters and pricing services; discussions with legal and research personnel; and news, technical and telecommunications services and equipment utilized in the investment management process. Subject to seeking the best execution, Mariner also may consider referrals of potential investors in the Company and research provided about the Company as factors in the selection of brokers and may cause the Company to pay a broker a commission in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of the brokerage, research and related services provided by the broker.

          2. TERM. Mariner's engagement hereunder shall commence as of the date hereof and shall terminate on November 1, 2000 (the "Term"); provided, however, the Company may terminate this Agreement without cause and without penalty (but subject to paying fees upon termination as provided herein) at any time during the Term upon 30 days' prior written notice to Mariner; provided, further, however, that at any time during the Term and upon 30 days prior written notice to the Company, Mariner may terminate this Agreement in the event (a) of the commencement of any litigation arising under the anti-fraud provisions of the federal or state securities laws to which the Company is a party, (b) the Company materially breaches any obligations under this Agreement, or (c) the Company holds "plan assets," as defined in the Employee Retirement Income Security Act of 1974, as amended; provided, however, if the circumstances described in subsections a, b and c of this Section 2 are eliminated or cured during such 30 day period, this Agreement shall not terminate.

          3. COMPENSATION. (a) For all services to be rendered to the Company during the Term, the Company agrees to pay Mariner:

          (i) a base fee (the "Base Fee") payable in cash, in arrears, on the first business day of each month (the "Base Fee Payment Date"), appropriately prorated for any partial periods, equal to 1/12th of the product of 0.45% and the sum of (x) the product of the average number of shares of the Company's common stock, $.001 par value (the "Common Stock"), outstanding during the 30 days prior to the relevant Base Fee Payment Date (the "Base Fee Payment Period") multiplied by the average closing price of the Company's Common Stock during the Base Fee Payment Period; (y) the aggregate amount of any distributions made by the Company during the relevant Base Fee Payment Period; and (z) the aggregate market value of any equity securities outstanding other than Common Stock during the relevant Base Fee Payment Period (appropriately adjusted for partial periods); and

          (ii) an incentive fee (the "Incentive Compensation") payable in a number of newly issued shares of Common Stock, to be issued to Mariner, upon payment of the $0.001 par value thereof, equal to NS, according to the following formula:

                    NS = (AIC / ACP);

                    AIC = (K x VA) + (K1 x VA1) + (K2 x VA2);

                    A= (ACP + CD);

                    if A is equal to or less than ACPI, then VA = 0, VA1 = 0 and VA2 = 0;

                    if A is greater than ACPI and less than 4.0, then VA = S*(A
                    - ACPI); if A is equal to or greater than 4.0, then VA = S*(4.0 - ACPI);

                    if A is greater than 4.0 and less than 4.5, then VA1 = S*(A
                    - 4); if A is equal to or greater than 4.5, then VA1 = S*.5;

                    if A is greater than 4.5, then VA2 = S*(A - 4.5);

                    K = .10;

                    K1 = .15;

                    K2 = .20;

                    S = the number of shares of the Company's Common Stock outstanding at the Anniversary Date (as defined herein);

                    ACP = the average closing price of the Company's Common Stock for the 15 days preceding the Anniversary Date (except as provided in paragraph (e) of this section);

                    ACPI = $3.63; and

                    CD = the aggregate amount of distributions per share (other than distributions of Company's Common Stock) made to stockholders by the Company during the Term; provided, however, such term shall not include distributions included in the calculation of Incentive Compensation paid in any prior period.

          If the Company pays a dividend or declares a distribution in shares of Common Stock, subdivides its outstanding shares of Common Stock, combines its outstanding shares into a smaller number of shares, issues by reclassification or reorganization other securities of the Company to holders of shares generally or effects a similar transaction, then the Board of Directors of the Company shall cause an adjustment to be made to all of the elements of the formula used to calculate Incentive Compensation so that Mariner shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which Mariner would have been entitled to receive in the absence of any such event. An adjustment made pursuant hereto shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt notice thereof shall be given to Mariner. The parties hereto agree to negotiate in good faith in connection with making additional adjustments that they deem equitable to prevent dilution or enlargement of the benefits intended to be granted to Mariner by this paragraph, including, but not limited to, in the event the Company effectuates its stock repurchase program or a similar transaction, after the effective date of this Agreement.

               (b) The Base Fee and Incentive Compensation shall be paid in arrears. The Base Fee will be calculated by Mariner within 20 days after the end of each month or the Anniversary Date, if earlier. Incentive Compensation will be calculated by Mariner as promptly as practicable after the Anniversary Date. For purposes of this Agreement, "Anniversary Date" shall mean the earliest to occur of: the date of expiration of the Term or the date on which this Agreement is terminated pursuant to Section 2 hereof regardless of which party terminates this Agreement or the date on which the Company adopts (i) a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation or (ii) a plan to sell or exchange all or substantially all of the property or assets of the Company or (iii) a going private transaction; and "partial liquidation" shall mean a plan of liquidation which will result in a reduction of the Company's net asset value to less than $0.75 per share. Such calculations shall be promptly delivered to the Company. The Company agrees to pay all such fees within 15 days of delivery of such calculation. In the absence of manifest error, Mariner's calculations of such amounts shall control.

               (c) No Base Fee or Incentive Compensation shall accrue or be payable in respect of any period before the date hereof. The Base Fee and Incentive Compensation for any partial period shall be pro-rated according to the proportion which such partial period bears to the full period.

               (d) Unless Mariner has been terminated for "cause," if prior to November 1, 2000, the Company adopts (i) a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation or
(ii) a plan to sell or exchange all or substantially all of the property or assets of the Company, the Company agrees to pay Mariner a fee of $1,000,000 less any Base Fee and Incentive Compensation paid to Mariner during the Term. Any such fee shall be payable in monthly increments (as determined by the Board of Directors) from the date of such adoption to the expiration of the Term.

For the purposes of this agreement, "cause" shall mean that Mariner or its employees has (i) committed an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (ii) engaged in conduct that violated the Company's internal policies or procedures and which is detrimental to the business, reputation, character or standing of the Company or any of its affiliates; (iii) committed an act of fraud, dishonesty or misrepresentation; or
(iv) materially breached its obligations under this Agreement.

               (e) In the event that the Company completes a going private transaction in which Mariner (which for purposes of this clause (e) shall include its Affiliates (as defined herein) and its clients) does not control the Company upon consummation of the transaction, then for purposes of Incentive Compensation, as defined in Section 3(a)(ii) of this Agreement, "ACP" shall equal the net asset value of the Company's assets on a per share basis on the date of the adoption of such transaction. For purposes of this Agreement, "Affiliate" shall mean, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in, client of or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner, adviser or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

          4. EXPENSES. (a) Notwithstanding the specification in this Agreement of duties and obligations with respect to the management of the Company's assets, and notwithstanding anything to the contrary contained herein, nothing herein shall require Mariner to pay or advance costs or expenses that are the obligation of the Company, and Mariner shall not be liable for any expense or obligation incurred by the Company.

               (b) The Company agrees to pay directly or reimburse Mariner for all expenses of the Company (i) (A) relating to the management and administration of the Company's assets and business, including but not limited to due diligence fees and legal fees and fees for independent auditors in connection with the preparation of the Company's financial statements and filings, including all exhibits and schedules thereto, under the 1933 Act and the 1934 Act, or pursuant to the requirements of any governmental authority or self-regulatory organization; and (B) incurred in connection with transactions effected or positions held on behalf of the Company pursuant to Mariner's exercise of its duties hereunder, including, without limitation, custodial fees, clearing fees, brokerage commissions and related transaction costs, interest and commitment fees on loans and debit balances and withholding or transfer taxes; and (ii) out-of-pocket expenses paid or payable to third parties on behalf of the Company.

               (c) Mariner shall not be paid or reimbursed for its general and administrative expenses, such as salaries of portfolio managers.

               (d) If the Company shall request Mariner or any officer, employee or affiliate of Mariner to render services for the Company other than those required to be rendered by Mariner hereunder, such additional services, if performed, will, to the extent not required to be paid for pursuant to this Agreement, be compensated separately on terms agreed or to be agreed upon between the party rendering such services and the Company.

               (e) On the date hereof, the Company shall pay to Mariner an expense allowance equal to $30,000 for its costs in connection with entering into this Agreement.

               (f) Nothing herein shall require Mariner to expend its own funds except as expressly provided herein.

          5. CONFIDENTIALITY. (a) Mariner acknowledges that the information and knowledge obtained in the course of its performance of the services requested hereunder relating to the Company's business (the "Confidential Information") are of a confidential nature. Mariner shall, and shall ensure that its employees, use commercially reasonable efforts to take all actions necessary and appropriate to preserve the confidentiality of the Confidential Information and prevent (i) the disclosure of the Confidential Information to any person other than employees of Mariner who have a need to know of it in order to perform their duties hereunder; and (ii) the use of the Confidential Information other than in connection with the performance of its duties hereunder.

               (b) The foregoing provision shall not apply to Confidential Information that (i) has been disclosed to the public by the Company, (ii) otherwise entered the public domain through lawful means, (iii) was or is disclosed to Mariner by a third party and which to the knowledge of Mariner, after investigation, is not subject to an obligation of confidentiality to the Company, (iv) was known by Mariner prior to its receipt from the Company, (v) was developed by Mariner independently of any disclosures previously made by the Company to Mariner of such information, (vi) is required to be disclosed by Mariner in connection with any judicial, administrative or other governmental proceeding involving the Company or Mariner or any of its affiliates or employees (whether or not such proceeding involves third parties) relating to Mariner's services for the Company or this Agreement, provided that Mariner first gives written detailed notice thereof to the Company as soon as possible prior to such disclosure, unless notice would be unlawful, or (vii) is disclosed in good faith by Mariner in the ordinary course of carrying out its duties hereunder.

               (c) Mariner acknowledges that the improper use or disclosure of any Confidential Information may cause irreparable damage, and that the Company shall have the right to seek injunctive relief to prevent such unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure.

          6. LIMITATION OF LIABILITY; INDEMNITY; RESERVE ESCROW. (a) The Company agrees that Mariner shall not be liable to the Company, its affiliates or their directors, officers or stockholders for any losses, damages, expenses or claims occasioned by any act or omission of Mariner, its affiliates or the directors, officers, stockholders, employees or agents of any of the foregoing in connection with the performance of its services hereunder, other than as a result of its own gross negligence or reckless disregard of its duties hereunder.

               (b) The Company agrees to indemnify Mariner and its affiliates and their respective stockholders, officers, directors, employees and agents against and hold them harmless from any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees), demands or claims arising out of any claim asserted or threatened to be asserted by any third party in connection with Mariner's serving or having served as such pursuant to this Agreement; provided, however, that Mariner shall not be entitled to indemnification with respect to any liabilities, losses, damages, costs, expenses, demands or claims caused by its own gross negligence or reckless disregard of its duties hereunder. The Company shall advance to Mariner, as the representative of the indemnified parties, the reasonable costs and expenses of investigating and/or defending any such claim, subject to receiving a written undertaking from Mariner to repay any such amounts advanced to it in the event and to the extent of such determination that Mariner was not entitled to indemnification hereunder.

               (c) The Company agrees to segregate, within 10 days of the date of this Agreement, unencumbered agency pass-through certificates having a then-current market value of $2,500,000 (the "Certificates"). The Company shall have the sole right at any time to substitute for the Certificates unencumbered cash or cash equivalent securities in an amount equal to $2,000,000. The Company agrees that either the Certificates, including any proceeds from the sale thereof up to $2,000,000, or such cash or cash equivalent securities, as the case may be, shall be set aside to satisfy the Company's indemnification obligations to Mariner as set forth in Section 6(b) of this Agreement and shall so remain for a minimum of three years after the date that substantially all of the Company's assets are sold, unless a portion of the funds are needed to satisfy the Company's indemnification obligations to Mariner. At the end of such three year period, if Mariner is the subject of any asserted or threatened claim or reasonably believes that it will be the subject of any such claim, then the Company will continue to set aside any then remaining amounts until such time that a final resolution of such asserted or threatened claim has occurred. If at the end of such three year period, Mariner is not the subject of any asserted or threatened claim or does not reasonably believe it will be the subject of any such claim at the end of the three year period, then such amounts may be used for such other purposes as the Company determines.

          7. REPRESENTATIONS. Each party represents and warrants that (a) it has all requisite authority to consummate the transactions contemplated hereby, (b) the terms of the Agreement do not conflict with any obligation by which it is bound, whether arising by contract, operation of law or otherwise, (c) this Agreement has been duly authorized by appropriate corporate action and (d) no waiver, consent, regulatory approval or other similar action is required to be obtained in connection with the consummation of the transactions hereunder which has not already been obtained.

          8. OTHER ASSIGNMENTS. Nothing in this Agreement shall prevent Mariner or any officer, employee or other affiliate thereof from providing services for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict Mariner or any of its affiliates, shareholders, officers, employees or agents from buying, selling or trading any securities or making investments for its or their own account or for the accounts of others for whom it or they may be acting, even if such activities are in competition with the Company; provided, however, that Mariner will not undertake activities which, in its judgment, will substantially and adversely affect the performance of its obligations under this Agreement.

          9. RELIANCE BY MARINER. In the performance of its duties under this Agreement, Mariner shall at all times be entitled to rely on advice of its or the Company's counsel, accountants and tax advisers as to any requirements imposed by (i) the Company's intent to be eligible for taxation as a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code of 1986; (ii) the Company's status as an entity exempt from regulation under the Investment Company Act of 1940; (iii) any other applicable provision of law; and
(iv) the provisions of the Articles of Incorporation and By-Laws of the Company, as such documents are amended from time to time; and Mariner shall also be entitled to rely on the policies and determinations of the Board communicated to Mariner in writing. Mariner shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such persons.

          10. ASSIGNMENT. Mariner agrees not to assign this Agreement or the obligations to be performed by it hereunder.

          11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating its subject matter, and supersedes any previous understandings with respect thereto.

          12. AMENDMENT. This Agreement may be amended only by a written instrument executed by both of the parties hereto.

          13. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified mail, return receipt requested, or overnight courier, to the address of the applicable party, except that notices to the Company shall be sent to the attention of Mr. Frederick N. Khedouri, Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, facsimile:
212-272-2295, with a copy to James R. Tanenbaum, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, facsimile: 212-806-6006. Any correspondence to Mariner can be sent to the attention of Mr. William J. Michaelcheck, Mariner Mortgage Management, L.L.C., 65 East 55th Street, New York, New York 10022.

          14. SURVIVAL. The provisions of Sections 5, 6 and this Section 14 shall survive the termination of this Agreement.

          15. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the internal laws of the State of New York.

          16. COUNTERPARTS. This Agreement may be executed counterparts, each of which shall be deemed to be an original.

          If you agree with the foregoing, please sign and return a copy of this Agreement.


                                       Sincerely,

                                       LASER MORTGAGE MANAGEMENT, INC.

                                       By: /S/ FREDERICK N. KHEDOURI
                                          ----------------------------
                                          Name:  Frederick N. Khedouri
                                          Title: President


Agreed to and Accepted By:

MARINER MORTGAGE MANAGEMENT, L.L.C.

By: /S/ WILLIAM J. MICHAELCHECK
   -------------------------------
Name:  William J. Michaelcheck
Title: Chairman